EXHIBIT 10.16

ASSUMPTION AND GUARANTEE OF LEASE

     THIS ASSUMPTION AND GUARANTEE OF LEASE is made and entered into as of this 30th day of December, 1996 by and among HARVEY GEIPEL (GEIPEL), an individual residing in Mequon, Wisconsin, and KINGSTON PRESS, INC. (KINGSTON), a Delaware corporation with offices located in Palm Beach, Florida.

     WHEREAS, on July 14, 1989, GEIPEL, as Lessor, entered into a Lease with RAVEN PRESS, INC., a Wisconsin corporation, as Lessee, for the leasing of an industrial building located at N63 W22777 Main Street in the Village of Sussex, Waukesha County, Wisconsin located on a property more particularly described as follows:

Lot 8, Block 1 of Certified Survey Map No. 3793, recorded on March 3, 1980 in Volume 329 of Certified Survey Maps on Pages 141, 142 and 143 as Document No. 1121332, being a part of the Northwest 1/4 Section 25, Town 8 North Range 19 East, Village of Sussex, County of Waukesha, State of Wisconsin; and

     WHEREAS, said Lease ran for an initial term of five (5) years from September 1, 1989 through August 31, 1994; and

     WHEREAS, in 1994 RAVEN PRESS, INC. exercised its right and option under Paragraph 41 for said Lease to extend the lease term for an additional term of five (5) years, that is through the 31st day of August, 1999; and

     WHEREAS, in all other respects the Lease continues in full force and effect, and

     WHEREAS, on March 29, 1996, Kingston (as assignee of Princeton Publishing, Inc.) entered into an agreement with Raven Press, Inc., whereas among the things, Raven Press Inc. assigned its rights pursuant to the Lease to Kingston; and whereas, Kingston has agreed to assume the future obligation of Raven Press, Inc. in and of the lease; and

     WHEREAS, the parties hereto wish to reduce the assumption to a written agreement.

     NOW THEREFORE, in consideration of the sum of $10.00 and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. KINGSTON PRESS, INC. hereby assumes all of the future obligations, duties and responsibilities of RAVEN PRESS, INC. under the lease dated July 14, 1989, a copy of which is attached hereto, including the payment of future rent and all other future obligations of the Lessee under said Lease.

2. For purpose of a notice under the Lease, the parties hereto and all notices to the parties shall be given to the following:

LESSOR:
Harvey Geipel
Attn: Mr. John H. Neibler
N95 W16975 Richfield Way
PO Box 444
Menomonee Falls, Wisconsin 53052-0444

LESSEE:

Robert F. Kendall
Kingston Press, Inc.
214 Brazilian Ave., Suite 300
Palm Beach, Florida 33480

3. In all other respects the terms, conditions and provisions of the Lease dated July 14, 1989 are in full force and effect.

ACKNOWLEDGED & ACCEPTED BY:

LESSEE
KINGSTON PRESS, INC.

/s/ Robert F. Kendall
Robert F. Kendall, Vice President - Finance, Treasurer

12/30/96
Date

LESSOR

/s/ Harvey Geipel
HARVEY GEIPEL

2/7/97
Date